FOR IMMEDIATE RELEASE

KIMBALL ELECTRONICS GROUP TO ACQUIRE REPTRON ELECTRONICS;

COMPANIES SIGN DEFINITIVE MERGER AGREEMENT

Jasper, Ind. and Tampa, Fla., December 18, 2006—Kimball Electronics Group (“Kimball”), a division of Kimball International, Inc. (NASDAQ:KBALB) and Reptron Electronics, Inc. (OTCBB: RPRN) (“Reptron”), announced today that they have signed a definitive agreement under which Kimball will acquire Reptron for $0.68 per share. The price of $0.68 per share represents a premium of 28% to Reptron’s three-month volume weighted average stock price of $0.53.

The transaction is subject to a number of conditions including the successful completion of a cash tender offer for Reptron’s outstanding Senior Secured Notes due 2009 (“Senior Notes”) at a 12.5% discount to par value and a related consent solicitation, shareholder approval, and other customary conditions. The cash tender for Reptron’s outstanding Senior Notes, to be funded by Kimball, will be initiated by Reptron on or about December 22, 2006 and is subject to a minimum acceptance of 97% unless waived by Kimball. Reptron has executed Support Agreements with holders of more than 80% of the Senior Notes committing to participate in the tender offer. Consummation of the merger is not subject to any financing contingency.

The transaction includes consideration for the Senior Notes and the assumption of certain other debt of Reptron pursuant to the merger. Reptron will solicit shareholder approval by means of a proxy statement which will be mailed to Reptron’s shareholders upon the completion of the required Securities and Exchange Commission filing and review process. The parties currently anticipate consummating the transaction during the first quarter of 2007.

“The combination of the Kimball and Reptron organizations brings together two teams that share a common passion for customer service,” said Don Charron, President, Kimball Electronics. “We have very similar cultures in terms of how we treat our people and how important we believe that is to customer service. The fact that both Kimball and Reptron have been recognized by Circuits Assembly magazine as Service Excellence Awards winners is a strong testimony that these principles are hard at work.” Charron also added, “This acquisition supports Kimball’s ongoing strategy to diversify from our automotive base into end markets that also require high quality and reliability. I am confident that Reptron’s experience and proven track record of servicing medical and high end industrial customers, combined with Kimball’s core competency of durable electronics, will strengthen our ability to serve our combined base of customers.”

“Kimball’s strong balance sheet and global footprint make the deal attractive for Reptron’s customers, employees, and shareholders. The combination of the companies will provide Reptron customers with a deeper package of value, expanded supply chain, and a global footprint,” said Paul Plante, Reptron’s Chief Executive Officer. “I believe our customers will benefit from the operating leverage that will come from the combination of the two companies without losing the mindshare or service level they enjoyed as a larger customer of a smaller supplier.”

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Kimball Electronics Group to Acquire Reptron Electronics

December 18, 2006

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Jim Thyen, President and Chief Executive Officer, Kimball International, stated, “This merger is one more visible step in our strategy to achieve growth and diversification, and to advance our global capabilities and responsiveness in electronics.” Noting Kimball’s other acquisitions in Wales and Ireland during the past nine months, said Thyen, “The Kimball package of value is well served by accelerated growth that compliments our unwavering commitment to be both a business partner as well as a supplier, in the medical market.”

The executive management teams of both companies have identified a number of synergies that will result from the combination and expect to realize the economic benefits from those synergies over several quarters, after closing the transaction. “We intend to carefully implement our integration plans such that all our customers continue to experience superior service and performance,” stated Charron.

Jefferies Broadview, a division of Jefferies & Company, Inc. is acting as exclusive financial advisor to Reptron and has delivered a fairness opinion to Reptron’s board of directors. Schwabe, Williamson & Wyatt, PC is acting as legal counsel to Reptron and Squire, Sanders & Dempsey L.L.P. is acting as legal counsel to Kimball.

The tender offer and consent solicitation for Reptron’s Senior Notes has not commenced. The description contained herein is not an offer to purchase, a solicitation of an offer to sell or consent with respect to the Senior Notes. At the time the tender offer and consent solicitation is commenced, Reptron will send an offer to purchase, forms of letters of transmittal, form of consent and other documents relating to the tender offer and consent solicitation to the holders of the Senior Notes. These documents will contain important information about the tender offer and holders of the Senior Notes are urged to read them carefully when they become available. This press release is also not an offer to purchase, a solicitation of an offer to purchase or sell or a solicitation of consents with respect to Reptron’s shares. The proxy statement that Reptron plans to file with the Securities and Exchange Commission and mail to its shareholders will contain information about Kimball, Reptron, the proposed merger and related matters. Shareholders are urged to read the proxy statement carefully when it is available, as it will contain important information that shareholders should consider before making a decision about the merger. In addition to receiving the proxy statement from Reptron by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about Reptron, without charge, from the Securities and Exchange Commission’s website (http://www.sec.gov) or, without charge, from Reptron.

Reptron and its directors, executive officers, other members of its management, and employees may be deemed to be participants in the solicitation of proxies from Reptron’s shareholders in favor of the proposed merger. Information regarding persons who may be deemed participants in the solicitation and any interests that those persons may have in the transaction will be set forth in the proxy statement.

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Kimball Electronics Group to Acquire Reptron Electronics

December 18, 2006

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Forward-Looking Statement

This press release contains forward-looking statements, including statements regarding the expected benefits of the acquisition, which involve a number of risks and uncertainties. These statements are based on Kimball’s and Reptron’s current expectations and beliefs. Actual results could differ materially from the results implied by these statements. Factors that may cause or contribute to such differences include: the risk that the conditions to the offer or the merger set forth in the merger agreement will not be satisfied, changes in both companies’ businesses during the period between now and the closing, developments in obtaining any necessary approvals for the transaction; the successful integration of Reptron into Kimball’s business subsequent to the closing of the acquisition; timely development, competitive products and pricing, as well as fluctuations in demand; cost and availability of raw materials; potential equipment malfunction; and plant construction and repair delays; uncertainties involved in implementing improvements in the manufacturing process; the ability to retain key management and technical personnel of Reptron; adverse reactions to the proposed transaction by customers, suppliers and strategic partners; risks due to shifts in market demand; risks inherent with predicting revenue and earnings outcomes; and the risk factors listed from time to time in Reptron’s reports filed with the Securities and Exchange Commission as well as assumptions regarding the foregoing. Kimball and Reptron are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise.

For further information:

Kimball International

Martin Vaught, 812-482-1600

mwvaugh@kimball.com

Reptron Electronics, Inc.

Charles L. Pope, 813-854-2000

cpope@reptron.com

About Reptron:

Reptron Electronics, Inc. is an electronics manufacturing services company providing engineering services, electronics manufacturing services and display integration services. Reptron Manufacturing Services offers full electronics manufacturing services including complex circuit board assembly, complete supply chain services and manufacturing engineering services to original equipment manufacturers (“OEMs”) in a wide variety of industries. Reptron Outsource Manufacturing and Design provides value-added display design engineering and system integration services to OEMs. For more information, please access www.reptronmfg.com.

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Kimball Electronics Group to Acquire Reptron Electronics

December 18, 2006

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About Kimball Electronics:

Started in 1961, Kimball Electronics Group is a global contract electronics manufacturing services company that specializes in durable electronics for the automotive, medical, industrial and public safety markets.

Kimball Electronics Group is well recognized for its excellent quality, reliability and innovative service. The September 2005 issue of Electronic Business magazine ranked Kimball Electronics as # 26 among the global Top 100 Contract Manufacturers . In June 2005, Electronics Supply & Manufacturing magazine rated Kimball Electronics #20 among the Top 50 Electronics Manufacturing Services Companies. Kimball Electronics Group has manufacturing operations in the U.S., Mexico, Thailand, Poland, Wales, Ireland, and China.

To learn more about Kimball Electronics Group, visit our website at: www.kegroup.com

About Kimball International:

Recognized with a reputation for excellence, Kimball International is committed to a high performance culture that values personal and organizational commitment to quality, reliability, value, speed, and ethical behavior. Kimball employees know they are part of a corporate culture that builds success for customers while enabling employees to share in the Company’s success through personal, professional and financial growth.

Kimball International, Inc. (NASDAQ: KBALB) provides a variety of products from its two business segments: the Furniture and Cabinets segment and the Electronic Contract Assemblies segment. The Electronic Contract Assemblies segment provides engineering and manufacturing services which utilize common production and support capabilities to a variety of industries globally. The Furniture and Cabinets segment provides furniture for the office and hospitality industries, sold under the Company’s family of brand names.

To learn more about Kimball International, Inc., visit the Company’s website on the Internet at: www.kimball.com

“Kimball International … We Build Success!”

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